EXHIBIT 32
SECTION 1350 CERTIFICATIONS
To my knowledge, this Quarterly Report on Form 10-Q for the period ended September 30, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date:	October 31, 2024	By:	/s/ RONALD P. O'HANLEY
Ronald P. O'Hanley,
Chairman, Chief Executive Officer and President

Date:	October 31, 2024	By:	/s/ ERIC W. ABOAF
Eric W. Aboaf,
Vice Chairman and Chief Financial Officer